UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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February 3, 2020

Dear Stockholders,

On behalf of all of us at Relmada Therapeutics, we are very pleased to share with you the significant progress we achieved in 2019 and outline our key priorities and expected milestones for 2020. As a reminder, our mission at Relmada is to target major advances in the treatment of Central Nervous System (CNS) disorders. Our lead compound, REL-1017 (dextromethadone), has shown potential benefit in large and underserved medical conditions. Our most advanced clinical development programs are currently evaluating the use of REL-1017 as possible treatment of major depressive disorder (MDD).

2019 was a year of great accomplishments for Relmada. Most importantly, we announced positive top-line Phase 2 clinical results for REL-1017 as adjunctive treatment of MDD, providing a potential path to pivotal Phase 3 studies. Following these compelling data, we significantly strengthened our financial profile through a $115 million capital raise towards the end of year. Moreover, we improved our trading liquidity and institutional shareholder profile through the uplisting of our common stock to the NASDAQ Capital Market. We also strengthened our management team with the additions of Gina DiGuglielmo to head our clinical operations and Maged Shenouda as our Chief Financial Officer (CFO). In addition, we appointed two well-respected biopharmaceutical industry veterans, Eric Schmidt, Ph.D. and John Glasspool, to our Board of Directors.

Below is a more detailed summary of our successes in 2019, as well as very recent achievements. Following this, we are also excited to provide an outline of the significant opportunities that lie ahead for Relmada in 2020.

Key 2019 Highlights:

•        In April, we announced that Ms. DiGuglielmo had joined the company as Vice President and Head of Clinical Operations. She has over 30 years of industry experience and has managed and overseen the execution of numerous clinical trials from Phase 1 studies to multinational, multicenter Phase 3 studies. Ms. DiGuglielmo with Ottavio Vitolo, our Chief Medical Officer, will be key leaders in our efforts to advance the REL-1017 program in depression and grow our pipeline.

•        Later in April, we announced that the results of our Phase 1 studies of REL-1017 were published in the peer-reviewed, Journal of Clinical Psychopharmacology. These studies confirmed that the pharmacological profile of REL-1017 is radically different from that of the racemic form of methadone.

•        We presented a poster entitled, “Development of the N-Methyl-D-Asparate Receptor (NMDAR) Antagonist d-Methadone (REL-1017) for the Treatment of Depression and Other CNS Disorders” in May during the 2019 American Society of Clinical Psychopharmacology meeting in Scottsdale, AZ. The poster focused on results from our pre-clinical and clinical research demonstrating that REL-1017 has the potential to offer significant benefits to patients suffering from depression and other CNS disorders without the psychometric and dissociative adverse events associated with ketamine and esketamine.

•        We achieved a major milestone in October when our common stock was approved for listing on the NASDAQ Capital Market and began trading on the exchange under its existing symbol, “RLMD.” The uplisting has increased our visibility with the institutional investment community, helped to broaden our shareholder base and should ultimately enhance long-term shareholder value. The Relmada team was also honored to ring the NASDAQ stock market opening bell on October 18, 2019, to commemorate the new listing.

•        In October, we were thrilled to report positive top-line data for REL-1017 from our Phase 2 study evaluating the safety, tolerability and efficacy of two oral doses of REL-1017, 25 mg once a day and 50 mg once a day, as an adjunctive treatment in patients with MDD. Subjects in both treatment groups experienced statistically significant and rapid improvement of their depression symptoms compared to subjects in the placebo group on all efficacy measures.

•        The study also confirmed the favorable safety and tolerability profile of REL-1017 as subjects only experienced mild and moderate adverse events (AEs), and no serious AEs, without significant differences between placebo and treatment groups. There was no evidence of either treatment induced psychotomimetic and dissociative AEs or withdrawal signs and symptoms upon REL-107 treatment discontinuation.

•        We significantly strengthened the company’s financial position in December 2019 through a $115 million public offering of our common stock led by Jefferies, SVB Leerink and Guggenheim Securities. The net proceeds from the capital raise will primarily be used to support our clinical development programs for REL-1017 in MDD.

•        We added two well-respected biopharmaceutical industry veterans, Eric Schmidt, Ph.D. and John Glasspool, to our Board of Directors in December 2019. Dr. Schmidt is currently CFO of Allogene Therapeutics and was a leading Wall Street biotechnology industry analyst at Cowen and UBS Securities for over 20 years. Mr. Glasspool is currently the Chief Executive Officer of Anthos Therapeutics and previously served in multiple senior leadership positions at Novartis and Baxalta. These highly accomplished individuals add significant depth and expertise to our Board.

•        In January 2020, we announced that Maged Shenouda, an accomplished financial executive in the biotechnology industry, has been appointed the company’s new CFO. Mr. Shenouda has served as a Director on Relmada’s board since 2015 and was previously the CFO and Executive Vice President of Corporate Development for AzurRx BioPharma. Charles Ence, Relmada’s prior CFO, will assume a new role in the expanded financial team as the company’s Chief Accounting and Compliance Officer.

Expected 2020 Key Strategic Priorities and Milestones:

•        We intend to seek Breakthrough Designation for REL-1017 in as adjunctive treatment of MDD in 2020. We also anticipate the availability of full data from the REL-1017 Phase 2 trial in the first half of 2020. We expect to conduct an end of Phase 2 meeting with the U.S. Food and Drug Administration to discuss the core aspects of our planned pivotal program for REL-1017 during the first half of this year. Importantly, we intend to begin our first pivotal Phase 3 trial in the second half of 2020.

•        Based on upcoming FDA discussions, we may evaluate the expansion of the development program of REL-1017 to possibly include a Phase 2 trial for the front-line treatment of MDD starting in the second half of 2020. According to the National Institutes of Health, approximately 17.3 million Americans suffered from MDD in 2017.

•        We expect to complete the clinical scale manufacturing of REL-1017 in 2020.

•        Operationally, we intend to align our infrastructure to best reflect our clinical development goals.

•        Finally, we plan to explore clinical development of REL-1017 in additional CNS-related indications in 2020.

We are deeply grateful for the daily efforts and commitments of our employees, strategic partners, and Board of Directors, as well as the support of our shareholders. 2020 will be an exciting year for Relmada as we continue to focus on advancing REL-1017 as a rapid-acting oral treatment for depression and potentially other CNS disorders. We recognize the high unmet need that exists in depression for a new safe and effective therapy and truly believe that REL-1017 can successfully address this devastating disease. We look forward to providing you with updates on our progress throughout the year. Thank you, again, for your interest in and support of Relmada.

Sincerely,

/s/ Sergio Traversa

Sergio Traversa

Chief Executive Officer

Relmada Therapeutics, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 6, 2020

To the stockholders of Relmada Therapeutics, Inc.,

You are cordially invited to attend the 2019 annual meeting of stockholders of Relmada Therapeutics, Inc. to be held at Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York on March 6, 2020 at 9:30 a.m. Eastern Standard Time. At the annual meeting you will be asked to vote on the following matters:

•        Proposal 1:    To elect Charles Casamento and Sergio Traversa, as a Class II directors, each to serve for a three-year term that expires at the 2022 annual meeting of stockholders, or until his successor is elected and qualified or until his earlier resignation or removal; and

•        Proposal 2:    To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•        Proposal 3:    To approve an amendment to the Relmada Therapeutics, Inc. 2014 Stock Option and Equity Incentive Plan, as amended, to increase the shares of our common stock available for issuance thereunder by 2.5 million shares; and

•        To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

The Board of Directors recommends that you vote at the annual meeting “FOR” all three proposals. These items of business are more fully described in the proxy statement that is attached to this Notice. The Board of Directors has fixed the close of business on January 30, 2020 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination for a period of ten days before the meeting in person at our corporate offices in New York, New York, and also at the meeting. Stockholders may examine the list for purposes related to the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, and returning your completed proxy card or vote by mail, internet or by fax by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

You may attend the annual meeting and vote in person even if you have previously voted by proxy in one of the ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors
/s/ Charles J. Casamento
New York, NY	Chairman of the Board
February 3, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS

The Proxy Statement and the 2019 annual report on Form 10-K are available at

www.relmada.com or www.proxyvote.com

i

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Relmada Therapeutics, Inc. for use at our 2019 annual meeting of stockholders to be held at Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York on March 6, 2020 at 9:30 a.m. Eastern Standard Time. Voting materials, including this proxy statement and proxy card, are expected to be first delivered to all or our stockholders on or about February 3, 2020.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•        To elect Charles Casamento and Sergio Traversa, as Class II directors, each to serve for a three-year term that expires at the 2022 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal; and

•        To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•        To approve an amendment to the Relmada Therapeutics, Inc. 2014 Stock Option and Equity Incentive Plan, as amended, to increase the shares of our common stock available for issuance thereunder by 2.5 million shares; and

•        such other matters as may properly come before the annual meeting or any adjournments or postponement thereof.

How does the Board of Directors recommend that I vote on the proposals?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

How do I vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares: should be voted for or withheld for the nominees for director; and should be voted for, against or abstained with respect to the ratification of the appointment of the Company’s independent registered public accounting firm; and should be voted for, against or abstained with respect to approving an amendment to our stock plan. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our transfer agent, Empire Stock Transfer, or you have stock certificates registered in your name, you may submit a proxy to vote:

•        By Internet or by telephone. Follow the instructions attached to the proxy card to submit a proxy to vote by Internet or telephone.

•        By mail. If you received one or more proxy cards by mail, you can vote by mail by completing, signing, and returning the enclosed proxy card applicable to your class of stock in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•        In person at the meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting. You are required to register in advance of the annual meeting if you plan to attend the annual meeting in person. If you wish to register in advance of the annual meeting, please contact our investor relations office by no later than February 20, 2019, by e-mail to straversa@relmada.com, mail to Relmada Therapeutics, Inc., 880 3rd Ave, 12th floor, New York, NY 10022, or telephone at (646) 876-3459.

Telephone and Internet voting facilities for all stockholders of record will be available 24-hours a day and will close at 11:59 p.m., E.S.T, on Thursday, March 5, 2020.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee who is the holder of record), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•        By Internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.

•        By mail. You should receive instructions from the record holder explaining how to vote your shares.

•        In person at the meeting. Contact the broker, bank or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker, bank or other nominee.

What happens if additional matters are presented at the annual meeting?

Other than the election of our directors, the ratification of the appointment of our auditor, and an increase in shares under our stock plan, and increase in shares under our charter, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxy holder, Sergio Traversa, PharmD, MBA, our Chief Executive Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters and as the proxy holder may determine in her or his discretion with respect to any other matters properly presented for a vote before the annual meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters. For example, Proposal 2 — Ratification of the appointment of Marcum LLP as our independent registered public accounting firm is considered a routine matter, and thus your stockbroker, bank or other nominee may exercise their discretionary voting power with respect to this Proposal. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 — the election of Mr. Casamento and Mr. Traversa to our Board of Directors, and Proposal 3 — Increase in authorized shares under our stock plan. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

On January 30, 2020, the Record Date for determining which stockholders are entitled to vote at the annual meeting or any adjournments or postponements thereof, there were 14,673,501 shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. Holders of thirty-four percent (34%) of our outstanding common shares as of the

Record Date must be present at the annual meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by mail, internet or fax.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except:

•        as necessary to meet applicable legal requirements;

•        to allow for the tabulation of votes and certification of the vote; and

•        to facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card may be forwarded to our management.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our inspector of elections and reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission, or SEC, within four business days of the date of the annual meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Relmada Therapeutics, Inc. stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Relmada Therapeutics, Inc.
Attention: Sergio Traversa, Chief Executive Officer
880 3rd Ave, 12th floor
New York, New York 10022
Tel: (646) 876-3459

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

How can I obtain a copy of Relmada Therapeutics, Inc.’s 2019 Annual Report on Form 10-K?

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 by sending a written request to the address listed above under “How can I obtain a separate set of voting materials?”. Our 2019 annual Report on Form 10-K is available by accessing our Investor Relations page of our website at www.relmada.com and our Form 10-K with exhibits is available on the website of the SEC at www.sec.gov.

What is the voting requirement to elect directors?

Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

What is the voting requirement to approve the other two proposals?

The proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The proposal to approve an amendment to our 2014 stock plan to increase the shares authorized under the plan will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

An affirmative vote of a majority of the votes cast at the meeting is required for approval of all other items being submitted to the stockholders for their consideration.

How can I communicate with the non-employee directors on the Relmada Therapeutics, Inc. Board of Directors?

The Board of Directors encourages stockholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of our Chairman of the Board. Stockholders can send communications by mail to:

Charles J. Casamento, Chairman of the Board
Relmada Therapeutics, Inc.
880 3rd Ave, 12th floor
New York, New York 10022

Correspondence received that is addressed to the non-employee directors will be reviewed by our Chairman of the Board or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Chairman of the Board, deals with the functions of the Board of Directors or committees thereof or that our Chairman of the Board otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by calling Sergio Traversa, our Chief Executive Officer at (646) 876-3459.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations of the Company. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in “Election of Director — Proposal No. 1” on page 28.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•        the director is, or at any time during the past three years was, an employee of the Company;

•        the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•        a family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•        the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•        the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

•        the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

Our common stock is currently listed on the Nasdaq stock national exchange under the ticker symbol RLMD with a requirement that a majority of our Board of Directors be independent. Under the above-mentioned NASDAQ Capital Market director independence rules, Charles J. Casamento, MBA, Eric Schmidt, John Glasspool and Paul Kelly, MBA are independent directors of the Company.

Board Leadership Structure

Our Board of Directors has a policy that calls for the leadership role of the Board of Directors and Company management, namely the Chairman of the Board of Directors and the Chief Executive Officer, to be separate as it believes that the most effective leadership structure for us at this time is not to have these roles combined. Sergio Traversa, PharmD, MBA serves as our Chief Executive Officer and Charles J. Casamento, R.Ph, MBA is our Chairman of the Board. We believe this structure of having a separate Chief Executive Officer and Chairman of the Board provides proper oversight of the Company and its operations.

Board Risk Oversight

Risk management is primarily the responsibility of the Company’s management; however, the Board of Directors has responsibility for overseeing management’s identification and management of those risks. The Board of Directors considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board of Directors and its committees, as appropriate, discuss and receive periodic updates from senior management regarding significant risks, if any, to the Company in connection with the annual review of the Company’s business plan and its review of budgets, strategy and major transactions.

Board of Directors Meetings and Attendance

During the fiscal year ended June 30, 2019, the Board of Directors held 10 meetings and no actions by unanimous written consent. All directors attended at least 90% of the board meetings.

Code of Ethics and Business Conduct

We adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Ethics and Business Conduct is available on the Company’s website, under About Relmada using the tab Governance/Compliance at www.relmada.com. We will post on our website any amendment to our Code of Ethics and Business Conduct or waivers of our Code of Ethics and Business Conduct for directors and executive officers.

Communications with Directors

The Board of Directors has procedures for stockholders to send communications to individual directors or the non-employee directors as a group. Written correspondence should be addressed to the director or directors in care of Charles J. Casamento, Chairman of the Board of Relmada Therapeutics, Inc., 880 3rd Ave, 12th floor, New York, New York 10022. Correspondence received that is addressed to the non-employee directors will be reviewed by our Chairman of the Board or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Chairman of the Board, deals with the functions of the Board of Directors or committees thereof or that the Chairman of the Board otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Relmada Therapeutics, Inc. that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence. You may also contact individual directors by calling our principal executive offices at (646) 876-3459.

Legal Proceedings

None of the Company’s current directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of copies of such forms filed on Forms 3, 4 and 5, and amendments thereto furnished to us, we believe that as of the date of this Report, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements.

Whistle Blowing Policy

We have adopted a Company Whistle Blowing Policy, for which a copy will be provided to any person requesting same without charge. To request a copy of our Whistle Blowing Policy please make written request to our Chief Executive Officer, at Relmada Therapeutics, Inc., 880 3rd Ave, 12th floor, New York, New York 10022. We believe our Whistle Blowing Policy is reasonably designed to provide an environment where our employees and consultants may raise concerns about any and all dishonest, fraudulent or unacceptable behavior, which, if disclosed, could reasonably be expected to raise concerns regarding the integrity, ethics or bona fides of the Company.

BOARD COMMITTEES

Our Board of Directors has formed three standing committees: audit, compensation, and nominating and corporate governance. Actions taken by our committees are reported to the full board. Each of our committees has a charter and each charter is posted on our website.

Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Eric Schmidt*	Paul Kelly*	John Glasspool*
Charles J. Casamento	Charles J. Casamento	Charles J. Casamento
Paul Kelly	John Glasspool	Charles Casamento

____________

*        Indicates committee chair

Audit Committee

Our audit committee, which currently consists of three directors, provides assistance to our Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Company. Our audit committee employs an independent registered public accounting firm to audit the financial statements of the Company and perform other assigned duties. Further, our audit committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of our internal controls. In discharging its responsibilities, our audit committee may rely on the reports, findings and representations of the Company’s auditors, legal counsel, and responsible officers. Our board has determined that all members of the audit committee are financially literate within the meaning of SEC rules and under the current listing standards of The Nasdaq Stock Market. Eric Schmidt is the chairman of the audit committee. The Audit Committee met four times during fiscal year 2019.

Compensation Committee

Our compensation committee, which currently consists of three directors, establishes executive compensation policies consistent with the Company’s objectives and stockholder interests. Our compensation committee also reviews the performance of our executive officers and establishes, adjusts and awards compensation, including incentive-based compensation, as more fully discussed below. In addition, our compensation committee generally is responsible for:

•        establishing and periodically reviewing our compensation philosophy and the adequacy of compensation plans and programs for our directors, executive officers and other employees;

•        overseeing our compensation plans, including the establishment of performance goals under the Company’s incentive compensation arrangements and the review of performance against those goals in determining incentive award payouts;

•        overseeing our executive employment contracts, special retirement benefits, severance, change in control arrangements and/or similar plans;

•        acting as administrator of any Company stock option plans; and

•        overseeing the outside consultant, if any, engaged by the compensation committee.

Our compensation committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The compensation committee also periodically reports to the board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the compensation committee deems it appropriate, recommends changes to our director compensation practices to our Board of Directors for approval.

Outside consulting firms retained by our compensation committee and management also will, if requested, provide assistance to the compensation committee in making its compensation-related decisions. The Compensation Committee met one time during fiscal year 2019.

Corporate Governance and Nominating Committee

Our board of directors has a Corporate Governance and Nominating Committee composed of John Glasspool, Charles J. Casamento and Eric Schmidt. Mr. Glasspool serves as the chairman of the committee. The committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the board of directors for consideration. All members of the Nominating and Corporate Governance Committee are independent directors as defined by the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee will assess all director nominees using the same criteria. During 2019, we did not pay any fees to any third parties to assist in the identification of nominees. During 2019, we did not receive any director nominee suggestions from stockholders. Our nominating and corporate governance committee met one time during the year ended June 30, 2019.

DIRECTOR COMPENSATION

Non-management Directors of the Company receive a quarterly cash retainer of $15,000 per calendar quarter for their service on the Board of Directors. They also receive reimbursement for out-of-pocket expenses and certain directors have received stock option grants for shares of Company Common Stock as described below. Our Chairman of the Board receives additional compensation of $57,000 per year for his role as chairman.

Board committee members will receive the following annual compensation for committee participation:

BOD Committee	Chairman	Member
Audit	$20,000	$9,000
Compensation	$14,500	$7,000
Corporate Governance and Nominating	$14,500	$7,000

The following table sets forth the compensation of our directors for the years ended June 30, 2019 and 2018:

Name	Year	Fees Earned or Paid in Cash	Stock Awards	Option Awards(a)	All Other Compensation	Total
Charles J. Casamento(1)	2019	$120,000	$—	$421,931	$—	$541,931
Charles J. Casamento	2018	$120,000	$—	$276,134	$—	$396,134
Maged Shenouda(2)	2019	$67,000	$—	$421,931	$—	$488,931
Maged Shenouda	2018	$67,000	$—	$276,134	$65,918	$409,052
Paul Kelly(2)	2019	$67,000	$—	$468,812	$—	$535,812
Paul Kelly	2018	$67,000	$—	$292,377	$—	$359,377

____________

(a)      This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules Accounting Standards Codification Topic 718.

(1)      On July 14, 2015, Relmada Therapeutics, Inc.’s (the Company) board of directors appointed Charles J. Casamento as a director of the Company.

(2)      On November 12, 2015, the Company’s board of directors appointed Maged Shenouda as a Class I director of the Company and Paul Kelly as a Class III director.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) was formed in July 2015. The Audit Committee is composed of the following three directors: Eric Schmidt, Charles Casamento and Paul Kelly, each of whom is “independent” as defined by the rules of The Nasdaq Stock Market. Mr. Schmidt serves as chairman of the Audit Committee.

Management is responsible for the Company’s financial statements, financial reporting process and systems of internal accounting and financial reporting control. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to oversee all aspects of the financial reporting process on behalf of the Board of Directors. The responsibilities of the Audit Committee also include engaging and evaluating the performance of the accounting firm that serves as the Company’s independent auditor.

The Audit Committee discussed with the Company’s independent auditor, with and without management present, such auditor’s judgments as to the quality, not just acceptability, of the Company’s accounting principles, along with such additional matters required to be discussed under the Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has discussed with the independent auditor, the auditor’s independence from the Company and its management, including the written disclosures and the letter submitted to the Audit Committee by the independent auditor as required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

In reliance on such discussions with management and the independent auditor, review of the representations of management and review of the report of the independent to the Audit Committee, the Audit Committee recommended (and the Board approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019. The Audit Committee and the Board of Directors have also, respectively, recommended and approved the selection of the Company’s current independent auditor, which approval is subject to ratification by the Company’s stockholders.

Submitted by:
Audit Committee of the Board of Directors

/s/ Eric Schmidt Chairman of the Audit Committee

/s/ Charles Casamento

/s/ Paul Kelly

____________

*       The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.

Compensation Committee Report*

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in the proxy statement.

Submitted by:
The Compensation Committee of the Board of Directors

/s/ Paul Kelly, Chairman of the Compensation Committee
/s/ Charles J. Casamento
/s/ John Glasspool

____________

*        The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act, or the Exchange Act.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors has the responsibility to review, determine and approve the compensation for our executive officers. Further, the Compensation Committee oversees our overall compensation strategy, including compensation policies, plans and programs that cover all employees. Our Compensation Committee was formed in July 2015. In 2018, our Stockholders voted on an advisory basis with respect to our compensation program for named executive officers. Of the votes cast (excluding abstentions and broker non-votes), 94.5% were cast in support of the program. In light of this, in reviewing the executive compensation program for 2019, the Compensation Committee decided to retain the general overall program design.

We currently employ four executive officers, each of whom serve as a “Named Executive Officer” (or NEO) for purposes of SEC reporting: Sergio Traversa, PharmD, MBA, our Chief Executive Officer (who we refer to in this Compensation Discussion and Analysis as our CEO), Maged Shenouda, who is our CFO, Ottavio V. Vitolo, M.D., M.M.Sc. who is our Senior Vice President, Head of R&D and Chief Medical Officer (our CMO), and Charles Ence, who is our Chief Accounting and Compliance Officer (our CAO). These individuals are our only NEOs.

This Compensation Discussion and Analysis sets forth a discussion of the compensation for our NEOs as well as a discussion of our philosophies underlying the compensation for our NEOs and our employees generally.

Objectives of Our Compensation Program

The Compensation Committee’s philosophy seeks to align the interests of our stockholders, officers and employees by tying compensation to individual and Company performance, both directly in the form of salary or annual cash incentive payments, and indirectly in the form of equity awards. The objectives of our compensation program enhance our ability to:

•        attract and retain qualified and talented individuals; and

•        provide reasonable and appropriate incentives and rewards to our team for building long-term value within our Company, in each case in a manner comparable to companies similar to ours.

In addition, we strive to be competitive with other similarly situated companies in our industry. The process of developing pharmaceutical products and bringing those products to market is a long-term proposition and outcomes may not be measurable for several years. Therefore, in order to build long-term value for our Company and its stockholders, and in order to achieve our business objectives, we believe that we must compensate our officers and employees in a competitive and fair manner that reflects current Company activities but also reflects contributions to building long-term value.

Elements of Our Compensation Program and Why We Chose Each

Main Compensation Components

Our Company-wide compensation program, including for our NEOs, is broken down into three main components: base salary, performance cash bonuses and potential long-term compensation in the form of stock options or restricted stock awards. We believe these three components constitute the minimum essential elements of a competitive compensation package in our industry.

Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our NEOs as well as recognizing the competitive nature of the biopharmaceutical industry. This is determined partially by evaluating our peer companies as well as the degree of responsibility and experience levels of our NEOs and their overall contributions to our Company. Base salary is one component of the compensation package for NEOs; the other components being cash bonuses, annual equity grants and Company benefit programs. Base salary is determined in advance whereas the other components of compensation are awarded in varying degrees following an assessment of the performance of a NEO. This approach to compensation reflects the philosophy of our Board of Directors and its Compensation Committee to emphasize and reward, on an annual basis, performance levels achieved by our NEOs.

Performance Bonus Plan

We have a performance bonus plan under which bonuses are paid to our NEOs based on achievement of Company performance goals and objectives established by the Compensation Committee and/or our Board of Directors as well as on individual performance. The bonus program is discretionary and is intended to: (i) strengthen the connection between individual compensation and our Company’s achievements; (ii) encourage teamwork among all disciplines within our Company; (iii) reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and (iv) help ensure that our cash compensation is competitive. Depending on the cash position of the Company, the Compensation Committee and our Board of Directors have the discretion to not pay cash bonuses in order that we may conserve cash and support ongoing development programs and commercialization efforts. Regardless of our cash position, we consistently grant annual merit-based stock options to continue incentivizing both our senior management and our employees.

Based on their employment agreements, each NEO is assigned a target payout under the performance bonus plan, expressed as a percentage of base salary for the year. Actual payouts under the performance bonus plan are based on the achievement of corporate performance goals and an assessment of individual performance, each of which is separately weighted as a component of such officer’s target payout. For the NEOs, the corporate goals receive the highest weighting in order to ensure that the bonus system for our management team is closely tied to our corporate performance. Each employee also has specific individual goals and objectives as well that are tied to the overall corporate goals. For employees, mid-year and end-of-year progress is reviewed with the employees’ managers.

Equity Incentive Compensation

We view long-term compensation, currently in the form of stock options and restricted stock generally vesting in annual increments over four years, as a tool to align the interests of our NEOs and employees generally with the creation of stockholder value, to motivate our employees to achieve and exceed corporate and individual objectives and to encourage them to remain employed by the Company. While cash compensation is a significant component of employees’ overall compensation, the Compensation Committee and our Board of Directors (as well as our NEOs) believe that the driving force of any employee working in a small biotechnology company should be strong equity participation. We believe that this not only creates the potential for substantial longer term corporate value but also serves to motivate employees and retain their loyalty and commitment with appropriate personal compensation.

Other Compensation

In addition to the main components of compensation outlined above, we also provide contractual severance and/or change in control benefits to our NEOs. The change in control benefits for all applicable persons have a “double trigger.” A double-trigger means that the executive officers will receive the change in control benefits described in the agreements only if there is both (1) a Change in Control of our Company (as defined in the agreements) and

(2) a termination by us of the applicable person’s employment “without cause” or a resignation by the applicable persons for “good reason” (as defined in the agreements) within a specified time period prior to or following the Change in Control. We believe this double trigger requirement creates the potential to maximize stockholder value because it prevents an unintended windfall to management as no benefits are triggered solely in the event of a Change in Control while providing appropriate incentives to act in furtherance of a change in control that may be in the best interests of the stockholders. We believe these severance or change in control benefits are important elements of our compensation program that assist us in retaining talented individuals at the executive and senior managerial levels and that these arrangements help to promote stability and continuity of our executives and senior management team. Further, we believe that the interests of our stockholders will be best served if the interests of these members of our management are aligned with theirs. We believe that providing change in control benefits lessens or eliminates any potential reluctance of members of our management to pursue potential change in control transactions that may be in the best interests of the stockholders. We also believe that it is important to provide severance benefits to members of our management, to promote stability and focus on the job at hand.

We also provide benefits to the executive officers that are generally available to all regular full-time employees of our Company, including our medical and dental insurance, and a 401(k) plan. At this time, we do not provide any perquisites to any of our NEOs. Further, we do not have deferred compensation plans, pension arrangements or post-retirement health coverage for our executive officers or employees. All of our employees not specifically under contract are “at-will” employees, which means that their employment can be terminated at any time for any reason by either us or the employee. Our CEO, CFO and CAO each has an employment agreement that provides lump sum compensation in the event of the termination without cause or, under certain circumstances, upon a Change in Control.

Determination of Compensation Amounts

A number of factors impact the determination of compensation amounts for our NEOs, including the individual’s role in the Company and individual performance, length of service with the Company, competition for talent, individual compensation package, assessments of internal pay equity and industry data. Stock price performance has generally not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control.

Industry Survey Data

We establish and maintain a list of peer companies to best assure ourselves that we are compensating our executives on a fair and reasonable basis, as set forth above under the heading “Objectives of our Compensation Program.” We also utilize data for below-executive level personnel, which data focuses on similarly-sized bio-tech companies. The availability of peer data is used by the Compensation Committee strictly as a guide in determining compensation levels with regard to salaries, cash bonuses and performance related annual equity grants to all employees. However, the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies in compensation matters.

Determination of Base Salaries

As a guideline for NEO base salary, we perform formal benchmarks against respective comparable positions in our established peer group. We adjust salaries based on our assessment of our NEOs’ levels of responsibility, experience, overall compensation structure and individual performance. The Compensation Committee is not obliged to raise salaries purely on the availability of data. Merit-based increases to salaries of executive officers are based on our assessment of individual performance and the relationship to applicable salary ranges. Cost of living adjustments may also be a part of that assessment.

Performance Bonus Plan

Concurrently with the beginning of each calendar year, preliminary corporate goals that reflect our business priorities for the coming year are prepared by the CEO with input from the other executive officers. These goals are weighted by relative importance. The draft goals and proposed weightings are presented to the Compensation Committee and the Board and discussed, revised as necessary, and then approved by our board of directors.

The Compensation Committee then reviews the final goals and their weightings to determine and confirm their appropriateness for use as performance measurements for purposes of the bonus program. The goals and/or weightings may be re-visited during the year and potentially restated in the event of significant changes in corporate strategy or the occurrence of significant corporate events. Following the agreement of our Board of Directors on the corporate objectives, the goals are then shared with all employees in a formal meeting(s), and are reviewed periodically throughout the year.

Equity Grant Practices

All stock options and/or restricted stock granted to the NEOs and other executives are approved by the Board of Directors and the Compensation Committee. Exercise prices for options are set at the closing price of our common stock on the date of grant. Grants are generally made: (i) on the employee’s start date and (ii) at Board of Director meetings held each February and following annual performance reviews. However, grants have been made at other times during the year. The size of year-end grants for each NEO is assessed against our internal equity guidelines. Current market conditions for grants for comparable positions and internal equity may also be assessed. Also, grants may be made in connection with promotions or job related changes in responsibilities. In addition, on occasion, the Compensation Committee may make additional special awards for extraordinary individual or Company performance.

Compensation Setting Process

At the October meetings of our Board of Directors and the Compensation Committee, overall corporate performance and relative achievement of the corporate goals for the prior year are assessed. The relative achievement of each goal is assessed and quantified and the summation of the individual components results in a corporate goal rating, expressed as percentages. The Compensation Committee then approves the final disbursement of salary increases, cash bonuses and option or restricted stock grants.

The Compensation Committee looks to the CEOs performance assessments of the other NEOs and his recommendations regarding a performance rating for each, as well as input from the other members of our Board of Directors. These recommendations may be adjusted by the Compensation Committee prior to finalization. For the Chief Executive Officer, the Compensation Committee evaluates his performance, taking into consideration input from the other members of our Board of Directors, and considers the achievement of overall corporate objectives by both the Chief Executive Officer specifically and the Company generally. The CEO is not present during the Compensation Committee’s deliberations regarding his compensation.

The Compensation Committee has the authority to directly engage, at our Company’s expense, any compensation consultants or other advisors that it deems necessary to determine the amount and form of employee, executive and director compensation. In determining the amount and form of employee, executive and director compensation, the Compensation Committee has reviewed and discussed historical salary information as well as salaries for similar positions at comparable companies. However, the availability of this data does not imply that the Compensation Committee is under any obligation to exactly follow peer companies’ compensation practices.

NEOs may have indirect input in the compensation results for other executive officers by virtue of their participation in the performance review and feedback process for the other executive officers.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information about our directors and executive officers as of February 3, 2020:

Name	Age	Position
Sergio Traversa, PharmD.	59	Chief Executive Officer and Director
Maged Shenouda, R.Ph, MBA	55	Chief Financial Officer
Otavio V. Vitolo, M.D., M.M.Sc.	47	Senior Vice President, Head of R&D and Chief Medical Officer
Charles Ence	60	Chief Accounting and Compliance Officer
Charles J. Casamento	74	Chairman of the Board and Director
John Glasspool	58	Director
Paul Kelly	62	Director
Eric Schmidt, Ph.D.	51	Director

Sergio Traversa, PharmD, MBA has been our Chief Executive Officer and director since April 2012. Previously, from January 2010 to April 2012 he was the CEO of Medeor Inc., a spinoff pharmaceutical company from Cornell University. From January 2008 to January 2010, Dr. Traversa was a partner at Ardana Capital. Dr. Traversa has over thirty years of experience in the healthcare sector in the United States and Europe, ranging from management positions in the pharmaceutical industry to investing and strategic advisory roles. He has held financial analyst, portfolio management and strategic advisory positions at large U.S. investment firms specializing in healthcare, including Mehta, Isaly and Mehta Partners, ING Barings, Merlin BioMed and Rx Capital. Dr. Traversa was a founding partner of Ardana Capital, a pharmaceutical and biotechnology investment advisory firm. In Europe, he held the position of Area Manager for Southern Europe of Therakos Inc., a cancer and immunology division of Johnson & Johnson. Prior to Therakos, Dr. Traversa was at Eli Lilly, where he served as Marketing Manager of the Hospital Business Unit. He was also a member of the CNS (Central Nervous System) team at Eli Lilly, where he participated in the launch of Prozac and the early development of Zyprexa and Cymbalta. Dr. Traversa started his career as a sales representative at Farmitalia Carlo Erba, the largest pharmaceutical company in Italy, now part of Pfizer. Mr. Traversa was also a board member of Actinium Pharmaceuticals, Inc. Dr. Traversa holds a Laurea degree in Pharmacy from the University of Turin (Italy) and an MBA in Finance and International Business from the New York University Leonard Stern School of Business. As Chief Executive Officer of the Company, Dr. Traversa is the most senior executive of the Company and as such provides our Board of Directors with the greatest insight into the Company’s business and the challenges and material risks it faces. Dr. Traversa has approximately 30 years of healthcare industry experience and is especially qualified to understand the risks and leadership challenges facing a growing pharmaceutical company from a senior management and financial expertise perspective. This has led us to conclude that Dr. Traversa should serve as Chief Executive Officer and Director of the Company.

Maged Shenouda, R.Ph, MBA, has been our Chief Financial Officer since January 2020. He was also our director from November 2015 to January 2020. During his time as a director with the Company Mr. Shenouda was a member of the Audit Committee and Compensation Committee, and is Chairman of the Corporate Governance and Nominating Committee. Mr. Shenouda has over 25 years of biotechnology and equity research experience. From September 2017 to November 2019, Mr. Shenouda was the Chief Financial Officer of AzurRx Biopharma, Inc. where he also served as a Director from October 2015 to October 2019. Prior to this Mr. Shenouda was the Head of Business Development and Licensing at Retrophin, Inc. from January 2014 to November 2014. Prior to that, he spent the bulk of his career as an equity analyst. He has held senior level positions at UBS, JP Morgan and Stifel Nicolaus, covering a broad range of small and large capitalization biotechnology companies. Mr. Shenouda started his sell-side equity research career at Citigroup and Bear Stearns where his coverage universe focused on U.S and European pharmaceutical companies. Before entering Wall Street, he was a management consultant with PricewaterhouseCoopers Pharmaceutical Consulting practice and also spent time in pharmaceutical sales, having worked as a hospital representative and managed care specialist for Abbott Laboratories Pharmaceutical Products Division. He earned a B.S. in Pharmacy from St. John’s University and is a registered pharmacist in New Jersey and California. He also received an M.B.A from Rutgers Graduate School of Management.

Ottavio V. Vitolo, M.D., M.M.Sc. has been our Senior Vice President, Head of R&D and Chief Medical Officer since April 2018. Dr. Vitolo is a neuropsychiatrist and clinical researcher with 20 years of pre-clinical and clinical research experience both in academia and industry. His expertise includes psychiatric and neurological disorders, such as depression, schizophrenia, Alzheimer’s disease, Parkinson’s disease, and rare diseases, such as Duchenne’s muscular dystrophy, Huntington’s disease, Friedreich’s ataxia and phenylketonuria.

Prior to joining Relmada, from January 2017 to March 2018, Dr. Vitolo was Vice President of Clinical Development at Homology Medicines, Inc., a gene therapy and gene editing company, where he led the clinical development for the company lead gene therapy program and built the clinical strategy for the company’s product portfolio. From May 2013 to January 2017, he held positions of increasing responsibility at Pfizer Inc., overseeing studies and programs ranging from small molecules to biologics to gene therapy, first in the Neuroscience Research Unit and later in the Rare Disease Research Unit, where he served as Senior Medical Director and Head of Neuromuscular Clinical Research. Prior to Pfizer, from July 2012 to April 2013, he was an Associate Medical Director in Discovery Research at Shire Human Genetic Therapies (HGT). Since 2011, Dr. Vitolo has held a position as an Assistant Psychiatrist at Massachusetts General Hospital and has been an Instructor in Psychiatry at Harvard Medical School since 2009.

Dr. Vitolo received a master of medical sciences in clinical investigation (M.M.Sc.) from Harvard Medical School, and a medical degree (M.D.), summa cum laude, in medicine and surgery from the University of Rome — La Sapienza. He trained in psychiatry at Barnes Jewish Hospital and Washington University in St. Louis Medical School and in behavioral neurology and neuropsychiatry at Brigham and Women’s Hospital and Harvard Medical School.

Charles Ence has been our Chief Accounting and Compliance Officer since January 2020. From July 2019 to January 2020, he was our Chief Financial Officer. From October 2018 until June 2019, Mr. Ence was Corporate Controller of New Age Beverages Corp/Xing Beverages, LLC (“New Age”) located in Denver, Colorado. From August 2003 until October 2018, Mr. Ence was Chief Financial Officer of New Age. He managed all the financial affairs of New Age and their other portfolio companies helping lead the firm into becoming one of the top 100 non-alcoholic beverage companies worldwide. He helped guide the expansion of the business to ultimately penetration of 46 states domestically and 10 countries internationally, with consistent growth and profitability throughout his tenure. Prior to New Age, Mr. Ence was a senior executive, Planning Manager and Director of Finance for Quantum Corp. Following Quantum he served as a Director of Finance and Investor Relations at On Command Corp. Mr. Ence began his career at PepsiCo. During his 12 years at PepsiCo, Mr. Ence served as a financial analyst, planning supervisor, planning and analysis manager and ultimately controller.

He received his Bachelor of Arts in Business Administration and Accounting from Southern Utah University in 1984, and obtained a Master’s in Business Administration in Finance from Arizona State University School of Business in 1985.

Board of Directors

Charles J. Casamento, MBA has been our Chairman of the Board since June 2017 and a director since July 2015. Mr. Casamento is also a member of our Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Since 2007 Mr. Casamento has been Executive Director and Principal of The Sage Group, a health care advisory group specializing in business development strategies and transactions. Prior to The Sage Group he was President and CEO of Osteologix from October 2004 until April 2007. Originally a private VC funded company in Copenhagen, Denmark which had discovered a new drug for the treatment of Osteoporosis, Mr. Casamento commenced operations and initiated clinical trials in the US, completed a financing and took the company public through a merger with a public shell company. The product was eventually acquired by Servier a major French pharmaceutical company. Osteologix was Mr. Casamento’s fifth startup company, all of which were successfully taken public, during his tenure, either through IPOs or through reverse mergers.

He was Senior Vice President & General Manager for Pharmaceuticals and Biochemicals at Genzyme. He joined Genzyme in 1985 while it was an early stage venture backed company and was there during the time Genzyme was taken public. In 2011 Genzyme was acquired by Sanofi for an estimated $20 Billion. In 1989 he co-founded and later took public, Interneuron Pharmaceuticals (Indevus) which eventually reached a $1.6 billion market valuation after a weight loss product that was developed during his tenure was approved by FDA. Indevus was acquired in 2009 by Endo for nearly $1 Billion. In 1993 Mr. Casamento joined RiboGene as Chairman, President and CEO. He took the Company public and completed several major corporate collaborations and R&D collaboration agreements as well as a merger with a public corporation in 1998 to form Questcor Pharmaceuticals, where he was Chairman, CEO and President until August 2004. He acquired Acthar, a product for West Syndrome and multiple sclerosis, for a $100,000 cash payment plus a 1% royalty. Questcor was acquired by Mallinckrodt in 2014 at a valuation of $6 billion.

Prior to joining Genzyme in 1985 Mr. Casamento held a number of marketing, sales, finance and business development positions with Novartis, Hoffmann-LaRoche, Johnson & Johnson and American Hospital Supply Corporation where he was Vice President of Business Development and Strategic Planning for the Critical Care Division from January 1983 until May 1985. During his career he has completed well over 100 major business development/M&A deals which had the effect of enhancing and expediting the growth and development of these businesses. He took four biotechnology companies public and secured pubic and VC financing for five biotechnology companies.

Mr. Casamento currently serves as an Independent Director for AzurRx Biopharma. During his career he has served on the boards of twelve public companies and two private companies. Mr. Casamento also served as Chairman of the Audit Committee of Astex Pharmaceuticals and is a SOX defined financial expert. He is a member of the Fordham University Science Council and has been a guest lecturer at Fordham University. He was previously Vice Chairman of the Catholic Medical Mission Board, a large not for profit organization providing health care services to third world countries. A graduate of Fordham University in New York City and Iona College in New Rochelle, New York. Mr. Casamento has a degree in Pharmacy and an MBA. That Mr. Casamento brings over 35 years of biotechnology experience to our Board of Directors, having served in various senior positions over the course of his career, and that he has developed significant management and leadership skills relating to the pharmaceutical industry, led us to conclude that Mr. Casamento should serve as a director.

John Glasspool has been a Director of the Company since December 19, 2019. Mr. Glasspool is also a member of the Company’s Compensation Committee and Chairman of the Company’s Corporate Governance and Nominating Committee. He has been CEO and member of the Board of Directors of Anthos Therapeutics since February 2019. He has been a member of the Board of Directors of Dalcor Corporation since May 2017, and a senior advisor to MIT since October 2016. From June 2017 to October 2018, he was a consultant for Roivant Sciences. From July 2015 to January 2017, Mr. Glasspool was the Executive Vice President, Head of Corporate Strategy and Customer Operations at Baxalta Incorporated, formerly Baxter BioScience. From August 2012 to June 2015, he was Vice President, Emerging Therapies and Market Development at Baxter Bioscience. Mr. Glasspool obtained a Bachelor of Arts degree from the University of Staffordshire and a degree in Business Administration from Oxford University. That Mr. Glasspool brings over 25 years of biotechnology experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that Mr. Glasspool has developed significant management and leadership skills relating to the pharmaceutical industry led us to conclude that Mr. Glasspool should serve as a director.

Paul Kelly has been a director of the Company since November 2015. Mr. Kelly is also Chairman of the Compensation Committee, and a member of the Audit Committee. Mr. Kelly has been actively involved as an analyst, consultant and investor in the biotechnology sector for over 25 years. He began as an equity analyst at Mabon Securities in 1993, and served in the same capacity at UBS Securities, Volpe, Brown, Whalen, ING Securities and Merrill Lynch. Mr. Kelly was named to the inaugural Fortune magazine All Star Analyst team in 2000. Subsequently, since 2007 Mr. Kelly has engaged in consulting for both private and public biotechnology companies and for hedge funds. He currently manages his own investments and continues his industry consulting activities. Mr. Kelly has advised Spring Bank Pharmaceuticals, Inc. and VisionGate, Inc. Mr. Kelly holds an A.B. in Biochemistry from Brown University, from which he was graduated magna cum laude, Sigma Xi and Phi Beta Kappa. He attended the University of Rochester School of Medicine and received an MBA in Finance from the William E. Simon School at the University of Rochester. That Mr. Kelly brings over 25 years of biotechnology experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that he has developed significant management and leadership skills relating to the pharmaceutical industry, led us to conclude that Mr. Kelly should serve as a director.

Eric Schmidt, PhD.,  has been a Director of the Company since December 19, 2019.  Dr. Schmidt is also the Chairman of the Company’s Audit Committee and a member of the Company’s Corporate Governance and Nominating Committee. He has served as the Chief Financial Officer of Allogene Therapeutics, Inc. since June 2018. Prior to joining Allogene Therapeutics, Dr. Schmidt was a Managing Director and Senior Research Analyst at Cowen and

Company, LLC. He joined Cowen as a Research Analyst in 1998 where he covered biotechnology stocks until June 2018. He was previously a Vice President and Research Analyst for UBS Securities. Before joining UBS in 1995, he co-founded Cambridge Biological Consultants, a scientific consulting and research firm. Dr. Schmidt obtained a Bachelor of Arts in Chemistry from the University of Pennsylvania and a Ph.D. in Biology from the Massachusetts Institute of Technology. That Dr. Schmidt brings over 25 years of biotechnology and financial experience to our Board of Directors, having served in various executive-level positions over the course of his career, and that he has developed significant management and leadership skills relating to the pharmaceutical industry led us to conclude that Dr. Schmidt should serve as a director.

EXECUTIVE COMPENSATION

The following discussion provides compensation information under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

The Compensation Committee of the Board of Directors administers the compensation program for the executive officers. The Compensation Committee of Board of Directors is responsible for reviewing our compensation and employee benefit policies. The Compensation Committee reviews and approves compensation for our Chief Executive Officer, including salaries, bonuses and grants of awards under our equity incentive plans. The Compensation Committee reviews and acts upon proposals by non-interested management to determine the compensation to other executive officers. The Board of Directors, among other things, reviews employees to whom awards will be made under our equity incentive plans, determines the number of options to be awarded and the time, manner of exercise and other terms of the awards.

The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives. The compensation of the named executive officers consists of base salary, discretionary bonus and equity in the Company.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended June 30, 2019 and 2018 for our Executive Officers:

Name/Position	Year	Salary	Bonus	Option Awards(a)	All other compensation(b)	Total
Sergio Traversa(1)	June 30, 2019	$367,500	$25,000	$843,862	$—	$1,236,362
Chief Executive Officer and Director	June 30, 2018	$376,250	$46,000	$552,267	$—	$974,517

Ottavio Vitolo, MD(2)	June 30, 2019	$330,000	—	$375,050	$—	$705,050
Senior Vice President, Head of R&D and Chief Medical Officer	June 30, 2018	$82,500	$20,000	$211,944	$—	$314,444

____________

(1)      Hired as CEO on April 18, 2012. Mr. Traversa was awarded discretionary performance bonuses of $46,000 in 2018 and $25,000 in 2019.

(2)      Hired as Senior Vice President, Head of R&D and Chief Medical Officer on April 2, 2018.  Dr. Vitolo was awarded a bonus of $20,000 in 2018.

(a)      This column shows the grant date fair value of awards computed in accordance with stock-based compensation accounting rules under Accounting Standards Codification Topic 718.

(b)      This column shows all other compensation, including severance, relocation expense reimbursement, reimbursement for taxes paid by employees for restricted stock vesting, and payment for vacation days remaining upon termination.

Employment Agreements

Compensatory Plan with Sergio Traversa (Principal Executive Officer)

On January 9, 2020, the Company and Mr. Traversa entered into an Amended and Restated Employment Agreement (the “Traversa Employment Agreement”). Pursuant to the Traversa Employment Agreement, Mr. Traversa and the Company agreed to the following:

•        Salary is $600,000 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 50% of the base salary.

•        Mr. Traversa may also be entitled to certain severance payments. Upon termination of Mr. Traversa’s employment due to death, his estate also shall be entitled to receive a single lump sum payment equal to three (3) months base salary, payable within 30 days of his death. In the event of termination other than for cause or resignation for good reason Mr. Traversa will be entitled to severance equal to twenty four (24) months of compensation and health benefits. In the event of termination in connection with a change of control, Mr. Traversa will be entitled to severance equal to thirty (30) months of compensation and health benefits.

•        During the term of the agreement, he may also be awarded grants under the Company’s 2014 Stock Option and Equity Incentive Plan, as amended, subject to Board approval.

•        Mr. Traversa is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

•        Non-Solicitation.    The Employment Agreement also contains a non-solicitation provision that, among other things, provides that during the term of employment and for a period of 24 months following the cessation of employment with the Company he shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

Compensatory Plan with Maged Shenouda (Chief Financial Officer)

On January 9, 2020, the Company and Mr. Shenouda entered into an employment agreement (the “Shenouda Employment Agreement”). Pursuant to the Shenouda Employment Agreement, Mr. Shenouda and the Company agreed to the following:

•        Salary is $395,000 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary. Mr. Shenouda also received a sign-on bonus of $25,000.

•        Mr. Shenouda’s. employment with the Company will be on an “at will” basis meaning that either Mr. Shenouda or the Company may terminate his employment at any time for any reason or no reason, upon written notification to the other party, without further obligation or liability, except as provided in the agreement.

•        Mr. Shenouda may also be entitled to certain severance payments. Upon termination of Mr. Shenouda’s employment due to death, his estate also shall be entitled to receive a single lump sum payment equal to three (3) months base salary, payable within 30 days of his death. In the event of termination other than for cause, resignation for good reason, or in connection with a change of control, Mr. Shenouda will be entitled to severance equal to six months of compensation and health benefits.

•        During the term of the agreement, he may also be awarded grants under the Company’s 2014 Stock Option and Equity Incentive Plan, as amended (the “Stock Plan”), subject to Board approval. Mr. Shenouda’s options granted to him as a Director of the Company shall continue to vest in accordance with the terms of the Stock Plan, so long as he remains employed by the Company.

•        Mr. Shenouda is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

•        Non-Solicitation.    The Employment Agreement also contains a non-solicitation provision that, among other things, provides that during the term of employment and for a period of 24 months following the cessation of employment with the Company he shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

Compensatory Plan with Ottavio Vitolo (Chief Medical Officer)

Effective April 2, 2018, the Company and Ottavio Vitolo entered into an agreement (the “Employment Agreement”), to employ Dr. Vitolo as the Company’s Senior Vice President Head of R&D and Chief Medical Officer. Dr. Vitolo’s employment with the Company will be on an “at will” basis, meaning that either Dr. Vitolo or the Company may terminate his employment at any time for any reason or no reason, without further obligation or liability, except as provided in the Employment Agreement.

Salary

•        Dr. Vitolo’s base annual salary is $330,000.

Bonus

•        Dr. Vitolo shall be entitled to participate in an executive bonus program, which shall be established by the board pursuant to which the board shall award bonuses to Dr. Vitolo, based upon the achievement of written individual and corporate objectives such as the board shall determine. Upon the attainment of such performance objectives, in addition to base salary, Dr. Vitolo shall be entitled to a cash bonus in an amount to be determined by the board with a target of forty percent (40%) of the base salary.

Options

•        During the term of the agreement, Dr. Vitolo may also be awarded grants under the Company’s 2014 Stock Option and Equity Incentive Plan, as amended, subject to board approval.

Termination

•        In the event of termination other than for cause, Dr. Vitolo will be entitled to severance equal to six months of base salary and health benefits.

Non-Solicitation

•        Dr. Vitolo agreed that during the term of employment with the Company, and for a period of 24 months following the cessation of employment with the Company for any reason or no reason, Dr. Vitolo shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity. For a period of 24 months following cessation of employment with the Company for any reason or no reason, Dr. Vitolo shall not attempt to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct his or its purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Indemnification

•        Dr. Vitolo entered into a standard Indemnification Agreement with the Company on the effective date whereby the Company agreed to indemnify Dr. Vitolo in certain situations.

Compensatory Plan with Charles Ence (Chief Accounting and Compliance Officer)

On January 9, 2020, the Company and Mr. Ence entered into an employment agreement (the “Ence Employment Agreement”). Pursuant to the Ence Employment Agreement, Mr. Ence and the Company agreed to the following:

•        Salary is $275,000 per year, and he may be entitled to a cash bonus in an amount to be determined by the board with a target of 40% of the base salary. Mr. Ence was also awarded a sign on bonus of $100,000.

•        Mr. Ence’s. employment with the Company will be on an “at will” basis meaning that either Mr. Ence or the Company may terminate his employment at any time for any reason or no reason, upon written notification to the other party, without further obligation or liability, except as provided in the agreement.

•        Mr. Ence may also be entitled to certain severance payments. Upon termination of Mr. Ence’s employment due to death, his estate also shall be entitled to receive a single lump sum payment equal to three (3) months base salary, payable within 30 days of his death. In the event of termination other than for cause, resignation for good reason, or in connection with a change of control, Mr. Ence will be entitled to severance equal to six months of compensation and health benefits.

•        During the term of the agreement, he may also be awarded grants under the Company’s 2014 Stock Option and Equity Incentive Plan, as amended, subject to Board approval.

•        Mr. Ence is also eligible to participate in the Company’s benefit plans that are generally provided for executive employees.

•        Non-Solicitation.    The Employment Agreement also contains a non-solicitation provision that, among other things, provides that during the term of employment and for a period of 24 months following the cessation of employment with the Company he shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt any of the foregoing, either for himself or any other person or entity.

Equity Compensation Plan Information

The Company has established the 2014 Stock and Equity Incentive Option Plan, as amended (the “Plan”), which allows for the granting of common stock awards, stock appreciation rights, and incentive and nonqualified stock options to purchase shares of the Company’s common stock to designated employees, non-employee directors, and consultants and advisors. In August 2015, the board approved an amendment to the Plan (the “2015 Plan Amendment”). Among other things, the 2015 Plan Amendment updated the definition of “change of control” and provided for accelerated vesting of all awards granted under the plan in the event of a change of control of the Company. At June 30, 2019, no stock appreciation rights have been issued. Stock options are exercisable generally for a period of 10 years from the date of grant and generally vest over four years. As of June 30, 2019, 1,179,632 shares were available for future grants under the Plan.

Outstanding Equity Awards at Fiscal Year-End Table

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2019

The following table sets forth all unexercised options and unvested restricted stock that have been awarded to our named executives by the Company and were outstanding as of June 30, 2019.

	Option Awards					Stock Award
Name (a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ( ) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Sergio Traversa	33,898	—	—	16.00	07/10/2022	—	—	—	—

Sergio Traversa	33,288	—	—	8.00	09/30/2023	—	—	—	—

Sergio Traversa	11,250		—	54.00	02/23/2025	—	—	—	—

Sergio Traversa	79,688	132,812	—	3.24	10/20/2027	—	—	—	—

Sergio Traversa	28,125	196,875	—	4.60	12/20/2028	—	—	—	—

Ottavio Vitolo	18,750	56,500		3.52	04/02/2028

Ottavio Vitolo	—	37,500		3.20	06/27/2027

Ottavio Vitolo	12,500	87,500		4.60	12/20/2028
	217,498	510,938

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our Company’s best interests.

Potential Payments Under Severance/Change in Control Arrangements

The table below sets forth potential payments payable to our current executive officers in the event of a termination of employment under various circumstances. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was September 30, 2019. We have also assumed that Maged Shenouda and Charles Ence were employed at that time and have factored in their respective salaries.

Name	Termination of Employment Other Than for Cause or Resignation for Good Reason (Not in Connection with a Change in Control). ($)	Termination Following a Change in Control without Cause or Executive Resigns with Good Reason ($)
Sergio Traversa, PharmD, MBA
Cash Payment	$735,000	$918,750
Acceleration of Options	$2,487,050	$2,487,050

Maged Shenouda
Cash Payment	$197,500	$197,500
Acceleration of Options	$1,116,654	$1,116,654

Ottavio Vitolo, MD
Cash Payment	$165,000	$165,000
Acceleration of Options	$860,450	$860,450

Charles Ence
Cash Payment	$137,500	$137,500
Acceleration of Options	$36,250	$36,250

Total Cash and Benefits	$5,735,403	$5,919,153

For each of our executive officers, the term “change of control” means:

(i)     the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) that is not an Affiliate;

(ii)    the “Incumbent Directors” (meaning those individuals who, on date the Plan was adopted by the Board of Directors (the “Effective Date”), constitute the Board of Directors, provided that any individual becoming a director subsequent to the Effective Date whose election or nomination for election to the Board of Directors was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be an Incumbent Director, and further provided that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors shall be an Incumbent Director) cease for any reason to constitute at least a majority of the Board of Directors;

(iii)   the date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(iv)   the acquisition by any Person of “Beneficial Ownership” (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of the Plan, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses, (A), (B) and (C) of subsection (v) of this definition, or (IV) in respect of an award held by a particular participant, any acquisition by the participant or any group of persons including the participant (or any entity controlled by the participant or any group of persons including the participant); or

(v)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (I) the entity resulting from such business combination (the “Surviving Company”), or (II) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the Board of Directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the outstanding company voting securities that were outstanding immediately prior to such business combination (or, if applicable, is represented by shares into which the outstanding company voting securities were converted pursuant to such business combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the outstanding company voting securities among the holders thereof immediately prior to the business combination; (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the Board of Directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (C) at least a majority of the members of the Board of Directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the business combination were board members at the time of the Board of Directors’ approval of the execution of the initial agreement providing for such business combination

The cash component (as opposed to option accelerations) of any change of control payment would be structured as a one-time cash severance payment.

PRINCIPAL STOCKHOLDERS

The following table shows the pro forma beneficial ownership of our common stock as of January 15, 2020. The table shows the common stock holdings of (i) each person known to us to be the beneficial owner of at least five percent (5%) of our common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days as of January 15, 2020, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The percentages in the table below are based on 14,539,651 outstanding shares of common stock. Unless otherwise indicated, the principal mailing address of each of the persons below is c/o Relmada Therapeutics, Inc., 880 3rd Ave, 12th floor, New York, New York 10022. The Company’s executive office is also located at 880 3rd Ave, 12th floor, New York, New York 10022.

5% Stockholders	Number of Common Shares Beneficially Owned	Percentage Ownership
Venrock Healthcare Capital Partners(1) 7 Bryant Park 23rd floor, New York, NY 10018	882,814	6.1%

Tang Capital Partners(2) 4747 Executive Drive, Suite 510, San Diego, CA 92121	780,847	5.4%

Sergio Traversa, PharmD, MBA(3) Director and Chief Executive Officer	297,135	2.0%

Paul Kelly(4) Director	292,312	2.0%

Charles J. Casamento(5) Chairman of the Board	90,460	* %

Maged Shenouda(6) Chief Financial Officer	97,732	*

Ottavio Vitolo(7) SVP, Chief Medical Officer	92,969	*

Charles Ence(8) Chief Accounting & Compliance Officer	25,000	*

Eric Schmidt(9) Director	100,000	*

John Glasspool(10) Director	0	*

All Directors and Executive Officers	995,608	9.3%

____________

*        Below 1% ownership.

(1)      As reported in Form 13G, these shares are owned directly as follows: 81,745 shares are owned by Venrock Healthcare Capital Partners II, L.P., 33,131 shares are owned by VHCP Co-Investment Holdings II, LLC, 698,142 shares are owned by Venrock Healthcare Capital Partners III, L.P. and 69,796 shares are owned by VHCP Co-Investment Holdings III, LLC. VHCP Management II, LLC is the general partner of Venrock Healthcare Capital Partners II, L.P. and the manager of VHCP Co-Investment Holdings II, LLC. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital

Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. Messrs. Shah and Koh are the voting members of VHCP Management II, LLC and VHCP Management III, LLC.

(2)      Includes 780,847 shares as reported in Form 13G.

(3)      Includes 29,636 common shares; 33,898 vested options with an exercise price of $16.00; 33,288 vested options with an exercise price of $16.00; 11,250 vested options with an exercise price of $54.00; 106,250 vested options with an exercise price of $3.24; 56,250 vested options with an exercise price of $4.60; 26,563 vested options with an exercise price of $8.80; Excludes 106,250 unvested options with an exercise price of $3.24; 168,750 unvested options with an exercise price of $4.60; 398,438 unvested options with an exercise price of $8.80; 350,000 unvested options with an exercise price of $43.47.

(4)      Includes 127,121 of common shares; 24,375 investor warrants with an exercise price of $6.00; 25,000 investor warrants with an exercise price of $1.50; 12,500 investor warrants with an exercise price of $9.00; 6,441 vested options with an exercise price of $33.80; 56,250 vested options with an exercise price of $3.24; 31,250 vested options with an exercise price of $4.60; 9,937 vested options with an exercise price of $8.80;  Excludes:  0 unvested options with an exercise price of $33.80; 56,250 unvested options with an exercise price of $3.24; 93,750 unvested options with an exercise price of $4.60; 140,625 unvested options with an exercise price of $8.80; 150,000 unvested options with an exercise price of $43.47.

(5)      Includes 62,534 shares of common stock; 6,441 vested options with an exercise price of $33.80; 6,641 vested options with an exercise price of $3.24; 7,031 vested options with an exercise price of $4.60; 7,813 vested options with an exercise price of $8.80. Excludes: 53,125 unvested options with an exercise price of $3.24; 84,375 unvested options with an exercise price of $4.60; 117,188 unvested options with an exercise price of $8.80; 100,000 unvested options with an exercise price of $43.47.

(6)      Includes 2,228 common shares. Includes 6,441 vested options with an exercise price of $33.80; 53,125 vested options with an exercise price of $3.24; 28,125 vested options with an exercise price of $4.60; 7,813 vested options with an exercise price of $8.80. Excludes: 53,125 unvested options with an exercise price of $3.24; 84,375 unvested options with an exercise price of $4.60; 117,188 unvested options with an exercise price of $8.80; 120,000 unvested options with an exercise price of $43.47.

(7)      Includes 28,125 vested options with an exercise price of $3.52; 37,500 vested options with an exercise price of $3.20; 25,000 vested options with an exercise price of $4.60; 2,344 vested options with an exercise price of $8.80. Excludes: 75,000 unvested options with an exercise price of $4.60; 35,156 unvested options with an exercise price of $8.80; 105,000 unvested options with an exercise price of $43.47.

(8)      Includes 25,000 vested options with an exercise price of $8.80; Excludes: 60,000 unvested options with an exercise price of $43.47.

(9)      Includes 55,000 shares of common stock; 12,500 warrants with an exercise price of $9.00; and 32,500 warrants with an exercise price of $6.00. Excludes: 200,000 unvested options with an exercise price of $43.47.

(10)    Excludes: 200,000 unvested options with an exercise price of $43.47.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisory Firm

The Company had an Advisory and Consulting Agreement (the “Consulting Agreement”) with Sandesh Seth, the Company’s Chairman of the Board. Mr. Seth has substantial experience in, among other matters, business development, corporate planning, corporate finance, strategic planning, investor relations and public relations, and an expansive network of connections spanning the biopharmaceutical industry, accounting, legal and corporate communications professions. Mr. Seth will provide advisory and consulting services to assist the Company with strategic advisory services, assist in prioritizing product development programs per strategic objectives, assist in recruiting of key personnel and directors, corporate planning, business development activities, corporate finance advice, and assist in investor and public relations services. The Company agreed to pay Mr. Seth $12,500 per month for his services on an ongoing basis. On June 6, 2017, Mr. Seth resigned from the Company to focus his attention on matters external to Relmada. The Company agreed to continue its advisory and consulting arrangement with Mr. Seth through December 31, 2017.

Consulting Agreement

On June 12, 2017, the Company and Maged Shenouda, a director of the Company, entered into a Consulting Agreement. Pursuant to the terms of the agreement, Mr. Shenouda assisted the Company with matters requested by the Company. Mr. Shenouda was paid a consulting fee of $10,000 per month. The agreement was terminated effective December 31, 2017.

There were no related party transactions during the year ended June 30, 2019.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

The authorized number of members of the Board of Directors consists of four directors. Our Board of Directors recommends that Charles J. Casamento and Sergio Traversa be elected as members of the Board of Directors at the annual meeting.

Pursuant to our articles of incorporation, as amended, our Board of Directors is divided into three classes. The members of each class will serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Each of the nominees, if re-elected, will serve a three-year term as a director until the annual meeting of stockholders in 2022 or until his respective successor is duly elected and qualified or until the earlier of his death, resignation or removal. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve as a director if re-elected. The table below shows the term of each director under our amended articles of incorporation assuming the approval of this Proposal 1:

Director	Class	Term (from 2019 Annual Meeting)
Eric Schmidt	Class I	24 months
Charles J. Casamento	Class II	36 months
Sergio Traversa	Class II	36 months
John Glasspool	Class III	12 months
Paul Kelly	Class III	12 months

Election of Class II Directors

The Board of Directors proposes the election of Charles J. Casamento and Sergio Traversa as Class II directors each to serve on its Board of Directors for a term that continues for a three-year term or until their successors are duly elected. Both Mr. Casamento and Mr. Traversa are current board members. Information regarding them is set forth above under the caption “DIRECTORS AND EXECUTIVE OFFICERS.” In the event the nominee is unable or unwilling to serve as a director, the individual named as proxies on the proxy card will vote the shares that they represent for election of such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that the nominee will be unable or unwilling to serve.

The Board of Directors is responsible for supervision of the overall affairs of the Company.

There are no family relationships between any of the executive officers and directors.

Vote Required

Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting of stockholders and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF
THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF MARCUM LLP

The Board of Directors has appointed Marcum LLP as our independent registered public accounting firm to audit our consolidated financial statements and our subsidiary for the fiscal year ending December 31, 2019. Representatives of Marcum LLP will be present at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders. Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Marcum LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our Company.

Vote Required

The ratification of the appointment of Marcum LLP as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF
MARCUM LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM.

PROPOSAL 3

APPROVAL OF AMENDMENT OF THE 2014 STOCK OPTION AND
EQUITY INCENTIVE PLAN, AS AMENDED,
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR
ISSUANCE UNDER THE PLAN By 2.5 MILLION SHARES

Description of Proposed Amendment

On December 19, 2019, the Board unanimously approved an amendment (the “Plan Amendment”) to the Company’s 2014 Stock Option and Equity Incentive Plan, as amended (the “Plan”), subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Plan by 2.5 million shares from 2,652,942 to 5,152,942.

The full text of the proposed Plan Amendment is set out in Annex A to this Proxy Statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board deems necessary and advisable to affect the increase in the number of shares of Common Stock reserved and available for issuance under the Plan. Stockholders are being asked to approve the Plan Amendment.

Vote Required and Recommendation

The approval of the Plan Amendment will be made upon the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal. If the proposal is not approved by the stockholders, the Plan Amendment will not be effective and the proposal will not be implemented.

Reasons for the Plan Amendment

2014 Plan Generally

Our 2014 Plan is currently comprised of 2,652,942 shares of Common Stock.

The purpose of the Plan is to encourage selected employees, directors and consultants of Relmada Therapeutics, Inc. and its affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Increase in Size of Plan

Currently, awards (consisting of options to purchase shares of Common Stock and restricted stock) issued under the Plan total 3,590,734 shares of Common Stock. As of January 15, 2020, the Company has exceeded the maximum shares under the plan by 937,792. If the proposed increase of 2.5 million shares to the plan is not approved the most recent option grants granted under the plan will have to be cancelled.

The Board determined to increase the number of shares of Common Stock reserved and available for issuance under the Plan by 2.5 million shares because it believes that the current number is insufficient for the purposes of the Plan for future issuances. The market for quality personnel is competitive, and the ability to obtain and retain competent personnel is of great importance to the Company’s business operations. In addition, the Board is seeking to satisfy grants made subject to stockholder approval as stated above as well as the Company’s forecasted needs for equity compensation.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the Plan. This will provide the Company with the ability to grant more awards than are currently available under the Plan to eligible recipients including employees, directors, consultants and advisors. The issuance in the future of awards under the Plan consisting of full value awards and options to purchase shares of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock which may be issued as awards under the Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Articles of Incorporation or Bylaws. Holders of the Common Stock have no preemptive or other subscription rights. There are no other material differences to the Plan as a result of the Plan Amendment.

Material Terms of the Plan

Purpose.    The purposes of the Plan are to encourage selected employees, directors and consultants of the Company and its affiliates to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Administration.    The Plan shall be administered by the Board; provided however, that the Board may delegate such administration to the Committee.

Shares Available for Awards.    The maximum aggregate number of shares that may be sold under the Plan is 2,652,942 shares of common stock.

Recipients of Grants.    Non-Qualified Stock Options may be granted to employees, directors and consultants. Incentive Stock Options may be granted only to employees, provided that employees of affiliates shall not be eligible to receive Incentive Stock Options. The Plan shall not confer upon any participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such participant’s right or the Company’s right to terminate his or her employment or consulting relationship at any time or any reason.

Awards.

OPTIONS.

EXERCISE PRICE.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the administrator and set forth in the Award Agreement, but shall be subject to the following:

In the case of an Incentive Stock Option granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

In the case of a Non-Qualified Stock Option, the per share Exercise Price shall be such price as determined by the Administrator provided that for any Non-Qualified Stock Option granted on any date on which the Common Stock is a Listed Security to an eligible person who is, at the time of the grant of such Option, a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant if such Option is intended to qualify as performance-based compensation under Section 162(m) of the Code.

Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a corporate transaction.

OPTION TERM.    The term of each Option shall be fixed by the Board or the committee, provided that no Incentive Stock Option shall have a term greater than 10 years (5 years in the case of a “10-percent stockholder”).

So long as optionee’s full time employment or consulting relationship with the Company continues, the shares underlying this Option shall vest and become exercisable in accordance with the following schedule:

Initial Grants

25% of the shares subject to the option shall vest and become exercisable on the 12 month anniversary of the vesting commencement date and 6.25% of the total number of shares subject to the Option shall vest quarterly and become exercisable thereafter.

Subsequent Grants

6.25% of the shares subject to the option shall vest quarterly and become exercisable each quarter after the vesting commencement date.

Termination of Employment or Consulting Relationship.    To the extent that the optionee is not vested in the optioned stock on the date of termination of his or her continuous service status, or if the optionee (or other person entitled to exercise the option) does not exercise the option to the extent so entitled within the time specified in the option agreement or below (as applicable), the option shall terminate and the optioned stock underlying the unexercised portion of the option shall revert to the Plan.

Termination other than Upon Disability or Death.    In the event of termination of an optionee’s continuous service status, such optionee may exercise an option for 90 days following such termination to the extent the Optionee was vested in the optioned stock as of the date of such termination.

Disability of Optionee.    In the event of termination of an optionee’s continuous service status as a result of his or her disability, such optionee may exercise an Option at any time within six months following such termination to the extent the optionee was vested in the optioned stock as of the date of such termination.

Death of Optionee.    In the event of the death of an optionee during the period of continuous service status since the date of grant of the option, or within thirty days following termination of optionee’s continuous service, the option may be exercised by optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within six months following the date of death, but only to the extent the Optionee was vested in the optioned stock as of the date of death or, if earlier, the date the optionee’s continuous Service status terminated.

Buyout Provisions.    The administrator may at any time offer to buy out for a payment in cash or shares an option previously granted under the Plan based on such terms and conditions as the administrator shall establish and communicate to the optionee at the time that such offer is made.

STOCK APPRECIATION RIGHTS.

The Board and the committee are authorized to grant Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the fair market value of one share on the date of exercise or, if the Board or the committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (2) the grant price of the right as specified by the Board or the committee. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Board or the committee. The Board and the Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

ISSUANCE.    The Board and the committee are authorized to grant Awards of Restricted Stock and Restricted Stock Units.

RESTRICTIONS.    Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Board or the committee may impose (including, without limitation, any limitation on the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board or the committee may deem appropriate.

FORFEITURE.    Except as otherwise determined by the Board or the Committee, upon termination of employment for any reason during the applicable restriction period, all shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Board or the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock or Restricted Stock Units. Unrestricted Shares, evidenced in such manner as the Board or the Committee shall deem appropriate, shall be delivered to the Participant promptly after such Restricted Stock shall become Released Securities.

PERFORMANCE AWARDS.

The Board and the committee are hereby authorized to grant Performance Awards. Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Board or the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Board or the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Board or the committee. The goals established by the Board or the Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total stockholder return, net operating income, cash flow, revenue, economic value added, increase in Share price or cash flow return on investment, or any other measure the Board or the Committee deems appropriate. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

DIVIDEND EQUIVALENTS.

The Board and the committee are hereby authorized to grant Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Board or the committee, and the Board and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Board or the committee shall determine.

OTHER STOCK-BASED AWARDS.

The Board and the Committee are hereby authorized to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into shares), as are deemed by the Board or the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan, the Board or the committee shall determine the terms and conditions of such Awards.

Corporate Transaction.    In the event of a Corporate Transaction (as defined in the Plan), each outstanding Option or other Award shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Award or to substitute an equivalent option or right, in which case such Option or other Award shall terminate upon the consummation of the transaction in consideration for a cash payment to the Participant (on the date of the Corporate Transaction), with respect to each such Award, equal to the excess, if any, of the Fair Market Value of the Common Stock subject to such Award over any exercise price or other purchase price payable by the Participant with respect to such Award.

Change of Control.    Notwithstanding any provision of the Plan or any award agreement to the contrary, in the event of a Change of Control, (i) each outstanding Award shall become immediately vested and, to the extent applicable with respect to an Option or other Award, exercisable, and (ii) the performance goals with respect to any outstanding Award (including any Performance Award) shall be deemed satisfied at the “target” level, in each case effective immediately prior to the Change of Control.

Change of Control” means:

(i)     the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) that is not an Affiliate;

(ii)    the “Incumbent Directors” (meaning those individuals who, on date the Plan was adopted by the Board (the “Effective Date”), constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director, and further provided that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director) cease for any reason to constitute at least a majority of the Board;

(iii)   the date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(iv)   the acquisition by any Person of “Beneficial Ownership” (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the Beneficial Ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition which complies with clauses, (A), (B) and (C) of subsection (v) of this definition, or (IV) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant); or

(v)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (I) the entity resulting from such Business Combination (the “Surviving Company”), or (II) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.”

Term of Awards.    The term of each Award shall be for such period as may be determined by the Board or the Committee; provided, however, that in no event shall the term of any Non-Qualified Stock Option or Incentive Stock Option exceed a period of ten years from the date of its grant.

Amendment.    The Board may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, participant, other holder or beneficiary of an Award, or other person.

Term of Plan.    No Award shall be granted under the Plan more than 10 years after the effective date. However, unless otherwise expressly provided in an applicable award agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board and the committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Securities Authorized for Issuance Under Equity Compensation Plans

Relmada has a 2014 Option and Equity Incentive Plan, as amended (the Plan) in which its directors, officers, employees and consultants shall be eligible to participate. The Plan allows for the granting of common stock awards, stock appreciation rights, and incentive and nonqualified stock options to purchase shares of the Company. As of June 30, 2019, the Company has 4,668,153 awards available to be issued.

The following table summarizes our equity compensation plan information as of June 30, 2019.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options and stock appreciation rights	Weighted- average exercise price of outstanding options and stock appreciation rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,893,240	$1.29	4,668,153

Equity compensation plans not approved by security holders	—	—	—

Total	5,890,240	$1.29	4,668,153

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” TO APPROVE AN AMENDMENT TO THE COMPANY’S 2014 STOCK OPTION AND EQUITY INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM 2,527,942 TO 5,027,942.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting of stockholders. If, however, other matters properly come before the annual meeting of stockholders, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our Form 10-K for the fiscal year ended June 30, 2019 with the SEC. Stockholders may obtain, free of charge, a copy of the 2019 Form 10-K annual report by writing to us at Relmada Therapeutics, Inc., 880 3rd Ave, 12th floor, New York, New York 10022, Attention: Sergio Traversa, Chief Executive Officer, or from our website, www.relmada.com under the heading “Investor Relations” and the subheading “Company Financial Reports,” at www.proxyvote.com or at www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be house holding materials to your address, house holding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in house holding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in house holding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Relmada Therapeutics, Inc., 880 3rd Ave, 12th floor, New York, New York 10022, Attention: Sergio Traversa, Chief Executive Officer, or by email, straversa@relmada.com.

PROPOSALS OF STOCKHOLDERS

Stockholders may present proposals intended for inclusion in our proxy statement for our 2020 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s amended and restated bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2020 Proxy Statement.

Additional Information

Accompanying this Proxy Statement is a copy of our Annual Report for the year ended June 30, 2019. Such report constitutes our Annual Report to Stockholders for purposes of Rule 14a-3 under the Exchange Act. Such report includes our audited financial statements for the fiscal year ended June 30, 2019 and certain other financial information, which is incorporated by reference herein. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Chief Executive Officer, Relmada Therapeutics, Inc., 880 3rd Ave, 12th floor, New York, New York 10022. Please note that additional information can be obtained from our website at www.relmada.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

Annex A

AMENDMENT NO. 5
TO
RELMADA THERAPEUTICS, INC. 2014 STOCK OPTION AND
EQUITY INCENTIVE PLAN, AS AMENDED

Pursuant to Section 9(a) of the 2014 Stock Option and Equity Incentive Plan, as amended (the “Plan”) of Relmada Therapeutics, Inc. (the “Company”), the Board of Directors of the Company has duly adopted a resolution, conditioned upon approval by the stockholders of the Company, approving this Amendment No. 5 to the Plan to increase the total number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan as follows:

1.      Section 4(a)(i) of the Plan is hereby amended to read in its entirety as follows:

“CALCULATION OF NUMBER OF SHARES AVAILABLE. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold under the Plan is 5,027,942 Shares of Common Stock, and the maximum aggregate number of Shares available for issuance as Incentive Stock Options is the same. The Shares may be authorized, but unissued, or reacquired Common Stock. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock which are retained by the Company upon exercise of an award in order to satisfy the exercise or purchase price for such award or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the Plan.

2.      All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

3.      A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 4 was considered, has duly approved this Amendment No. 4 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 5 to the Plan is made effective this                day of               , 2020.

RELMADA THERAPEUTICS, INC.
By:
Name:	Sergio Traversa
Title:	Chief Executive Officer

A-1

RELMADA THERAPEUTICS, INC.
880 THIRD AVENUE, 12TH FLOOR
NEW YORK, NY 10022

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E89678-P32451

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RELMADA THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect Class II directors, each to serve for a three-year term that expires at the 2022 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal.	☐	☐	☐

Nominees:

01) Charles J. Casamento
02) Sergio Traversa

Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee name in the space below.

____

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E89679-P32451

RELMADA THERAPEUTICS, INC.
Annual Meeting of Stockholders
March 6, 2020 9:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Sergio Traversa as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RELMADA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York 10020 on March 6, 2020 at 9:30 AM Eastern Standard Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side